UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Company’s 2015 annual meeting of stockholders was held on May 21, 2015.

(b)	The Company’s independent inspector of elections reported the following final voting results for the matters voted on by the stockholders as set forth below:

1.	The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

NAME	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
John Varian	62,078,090	982,733	0
Patrick J. Scannon, M.D., Ph.D.	62,075,745	985,078	0
W. Denman Van Ness	53,908,311	9,152,512	0
William K. Bowes, Jr.	57,493,418	5,567,405	0
Peter Barton Hutt	59,786,892	3,273,931	0
Joseph M. Limber	58,650,681	4,410,142	0
Timothy P. Walbert	56,550,515	6,510,308	0
Jack L. Wyszomierski	58,433,742	4,627,081	0

2.	The proposal to approve the Company’s 2015 Employee Stock Purchase Agreement:

Votes for	61,544,698
Votes against	1,299,790
Abstentions	216,335
Broker non-votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2015	XOMA CORPORATION

	By:	/s/ Tom Burns
Tom Burns
Vice President, Finance and
Chief Financial Officer